Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference our report dated June 15, 2006 relating to the financial statements of CIFG Assurance North America, Inc. and our report dated June 15, 2006 relating to the consolidated financial statements of CIFG Guaranty, each included in this Form 8-K of American Home Mortgage Securities LLC’s Registration Statement (333-131636) on Form S-3. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 30, 2006